EXHIBIT 10.1

FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT

THIS FIRST AMENDMENT TO STOCKHOLDERS AGREMEENT (this “Amendment”) is entered into as of March 31, 2009 (the “Effective Date”) by and among General Finance Corporation, a Delaware corporation (the “Company”), and the stockholders of Company listed on Schedule I  attached hereto (each a “Stockholder” and collectively, the “Stockholders”).

1	RECITALS

A.  The Company entered into that certain Stockholders Agreement dated October 1, 2008 (the “Agreement”).

B.  Each of the parties hereto desires to amend the Agreement as set forth herein, and desires that, except as set forth in this Amendment, the Agreement shall remain in full force and effect.

NOW THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement (without regard to this Amendment).

2.  Amendment.  The Agreement is hereby amended as follows on and as of, and only upon, the date hereof:

Section 2.3 of the Agreement is amended and restated as follows:

“SECTION 2.3 Standstill.

(a)
For the period (the “Standstill Period”) commencing on the date hereof and ending on June 30, 2009, no Subject Stockholder shall, and each Subject Stockholder shall cause its Affiliates not to, unless expressly agreed in writing, in advance, by Company, directly or indirectly, in any manner whatsoever:

(1)
acquire, announce an intention to acquire, offer or propose to acquire, solicit an offer to sell or agree to acquire, or enter into any arrangement or undertaking to acquire, directly or indirectly, by purchase, or otherwise, record or direct or indirect beneficial ownership interest in any Standstill Securities or other securities of the Company or any of its Subsidiaries or any direct or indirect rights, warrants or options to acquire record or direct or indirect beneficial ownership of any securities or assets of the Company or any of its Subsidiaries;

(2)
make, effect, initiate, cause or participate in any take-over bid, tender offer, exchange offer, merger, consolidation, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving Company or any of its Subsidiaries;

(3)
other than as a director or officer of the Company, solicit, make, effect, initiate, cause, or in any way participate in, directly or indirectly, any solicitation of proxies or consents from any holders of any securities of Company or any of its Subsidiaries or call or seek to have called any meeting of stockholders of Company or any of its Subsidiaries;

(4)
form, join or participate in, or otherwise encourage the formation of, any “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Company or any of its Subsidiaries that are not Standstill Securities;

(5)	arrange, facilitate, or in any way participate, directly or indirectly, in any financing for the purchase of any securities Company or any of its Subsidiaries that are not Standstill Securities;

(6)
(A) act, directly or indirectly, to seek control or direct the board of directors, stockholders, policies or affairs of the Company or any of its Subsidiaries; (B) solicit, propose, seek to effect or negotiate with any other Person with respect to any form of business combination transaction involving Company or any take-over bid, tender, exchange offer, merger, consolidation, recapitalization, restructuring, liquidation, dissolution, or other extraordinary transaction involving Company or any of its Subsidiaries; or (C) disclose an intent, purpose, plan or proposal with respect to an acquisition of Company, or any securities or assets of Company or any of its Subsidiaries that are not Standstill Securities;

Notwithstanding anything to the contrary in this Section 2.3, each Subject Stockholder shall be permitted to sell its Equity Securities in any Sale of the Company that has been approved by the board of directors of Company and which recommendation has not been withdrawn.

(b)
Notwithstanding anything to the contrary in this Section 2.3, the Subject Stockholders shall be permitted during the period commencing on the Effective Date and ending on June 30, 2009 to purchase Standstill Securities subject to the compliance with each of the following conditions:

(1)
prior to June 30, 2009 the Subject Stockholders shall not purchase Standstill Securities that cause their total ownership of Company common stock to equal or exceed 50% of the outstanding shares of common stock of the Company;

(2)
during the period commencing on the Effective Date and ending on June 30, 2009 the Subject Stockholders shall not spend more than $1 million to purchase outstanding shares of common stock of the Company;

(3)	prior to June 30, 2009 the Subject Stockholders shall suspend open market purchases of the Company’s common stock if the Company commences a public offering of securities; and

(4)
the Subject Stockholders and the Company shall issue a press release that publicly discloses the Amendment prior to commencement of any purchases by the Subject Stockholders which are permitted by this Amendment.

3.  References.  All references in this Amendment to “Amendment,” “herein,” “hereof,” or terms of like import referring to the Amendment or any portion thereof are hereby amended to refer to the Agreement as amended by this Amendment.

4.  No Implied Amendments.  Except as expressly provided herein, the Agreement is not being amended, supplemented, or otherwise modified, and the Agreement shall continue in force and effect in accordance with its terms.

5.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all such counterparts together shall constitute but one and the same agreement.

6.  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.  Governing Law.  The interpretation and construction of this Amendment, and all matters relating hereto, shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment, or caused this Amendment to be executed on its behalf by a representative duly authorized, as of the date first above written.

GENERAL FINANCE CORPORATION,
a Delaware corporation

By: /s/ Christopher A. Wilson
Name: Christopher A. Wilson
Title:   Vice President and General Counsel

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

/s/ Ronald F. Valenta
Ronald F. Valenta

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

/s/ Ronald L. Havner, Jr.
Ronald L. Havner, Jr., as Trustee of The Havner Family Trust dated July 24, 1995

[SIGNATURE PAGE TO FIRST AMENDMENT TO STOCKHOLDERS AGREEMENT]

D. E. SHAW LAMINAR PORTFOLIOS, L.L.C.

By:	/s/ Robert T. Ladd
Name: Robert T. Ladd
Title: Authorized Signatory

Schedule I

STOCKHOLDERS

Name of Stockholder	Number of Shares	Notice Address
Ronald F. Valenta	1,171,339	39 East Union Street Pasadena, California 91103

D. E. Shaw Laminar Portfolios, L.L.C.	100,000	10000 Memorial Drive, Suite 500 Houston, Texas 70024 Attention: Debbie Blank

Ronald L. Havner, Jr., as Trustee of the Havner Family Trust dated July 24, 1995	1,840,675	2275 Chaucer Road San Marino, California 91108